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                                                                    EXHIBIT 23.2



The Board of Directors
GLB Bancorp, Inc. and Subsidiary

We consent to the use of our report dated February 5, 1999, with respect to the consolidated statements of financial condition of GLB Bancorp, Inc. ("Corporation") as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                      /s/ KPMG LLP

Cleveland, Ohio
April 16, 1999